Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core Total U.S. Bond Market ETF  (ISHAGG)
Bond Index Master Portfolio  (MIP_AGG)
iShares Barclays Intermediate Government/Credit Bond Fund (ISHIGOVCR) BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Strategic Income Opportunities Portfolio (BR-SIP) iShares Barclays Intermediate Credit Bond Fund (ISHICRED)
BlackRock Funds, BlackRock Global Long/Short Credit Fund  (BR-GC)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
BLACKROCK LONG DURATION BOND PORTFOLIO  (BR-LONG)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
04-09-2013

Security Type:
BND/CORP

Issuer
Reliance Steel & Aluminum Co.  (2023)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Wells Fargo Securities, LLC,
Mizuho Securities USA Inc., U.S. Bancorp
Investments, Inc., Fifth Third Securities, Inc., KeyBanc
Capital Markets Inc., Mitsubishi UFJ Securities (USA),
Inc., PNC Capital Markets LLC, SMBC Nikko Capital Markets
Limited, SunTrust Robinson Humphrey, Inc., TD Securities
(USA) LLC


Transaction Details
Date of Purchase
04-09-2013

Purchase Price/Share
(per share / % of par)
$99.585

Total
Commission,
Spread or
Profit
0.650%

1.   Aggregate Principal Amount Purchased (a+b)
$20,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$6,500,000

b.   Other BlackRock Clients
$13,500,000

2.   Aggregate Principal Amount of Offering
$500,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.04


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member
Date:04-11-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member
Date:04-15-13
















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